Exhibit 99.1

KONTOOR BRANDS ANNOUNCES PRICING OF SENIOR NOTES OFFERING
GREENSBORO, N.C. - November 10, 2021 – Kontoor Brands, Inc. (“Kontoor”) today announced that it has finalized the terms of its offering of $400.0 million aggregate principal amount of 4.125% Senior Unsecured Notes due 2029 (the “Notes”). Kontoor anticipates that consummation of the offering will occur on November 18, 2021, subject to customary closing conditions and intends to use the proceeds from the offering, together with cash on hand, to fund the repayment of the following outstanding debt in connection with the amendment and extension of Kontoor’s Credit Agreement, dated as of May 17, 2019, including the senior secured credit facilities thereunder, and to pay related fees, costs, premiums and expenses in connection therewith (including accrued and unpaid interest with respect to such amounts): (i) $265.0 million aggregate principal amount outstanding under Kontoor’s existing term loan A facility (resulting in $400.0 million in aggregate borrowings remaining outstanding under such facility) and (ii) $133.0 million aggregate principal amount outstanding under Kontoor’s existing term loan B facility (resulting in the repayment in full of borrowings under such facility).
The Notes and related guarantees to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Notes and related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes and related guarantees are being offered, only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.
This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “goal,” “target,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative version of these words or other comparable words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about Kontoor’s expected financial results and the offering, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Risks and uncertainties include whether or not the offering will be consummated and the terms, size, timing and use of proceeds of the offering and the factors set forth under “Risk Factors” in Kontoor’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 and Kontoor’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2021. You are cautioned not to place undue reliance on these forward-looking statements. Kontoor undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
About Kontoor Brands
Kontoor Brands, Inc. is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders.

Contacts
Investors:
Eric Tracy, (336) 332-5205
Vice President, Corporate Finance and Investor Relations
Eric.Tracy@kontoorbrands.com

Or

Media:
Vanessa McCutchen, (336) 332-5612
Vice President, Corporate Communications
Vanessa.McCutchen@kontoorbrands.com

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